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                                                                   Exhibit 10.8b

                                FOURTH AMENDMENT
                                       TO
                                THE GEON COMPANY
                   SECTION 401(a)(17) BENEFIT RESTORATION PLAN
                          (JANUARY 1, 2000 RESTATEMENT)

          PolyOne Corporation hereby adopts this Fourth Amendment to The Geon Company Section 401(a)(17) Benefit Restoration Plan (January 1, 2000 Restatement) (the "Plan") effective December 31, 2004. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

                                       I.

          This Amendment is intended to (1) allow amounts "deferred" prior to January 1, 2005 under Section 3.1 of the Plan to qualify for "grandfathered" status and continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A of the Code (as specified in the Plan as in effect before January 1, 2005), (2) temporarily freeze Supplemental Restoration Benefits and Supplemental Preretirement Surviving Spouse Death Benefits on December 31, 2004, and (3) allow amounts "deferred" prior to January 1, 2005 under Sections 4.1 and 4.2 of the Plan and the earnings credited thereon under Section 4.3 of the Plan to qualify for "grandfathered" status and continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A of the Code (as specified in the Plan as in effect before January 1, 2005).

                                       II.
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          The Plan is hereby amended by the addition of a new Section I-A immediately following Section I thereof to read as follows:

                                  "SECTION I-A
                      AMERICAN JOBS CREATION ACT ("AJCA")

     1-A.1 To the extent applicable, it is intended that the Plan (including all Amendments thereto) comply with the provisions of Section 409A of the Code, as enacted by the American Jobs Creation Act of 2004, P.L. 108-357 (the "AJCA"), so as to prevent the inclusion in gross income of any amount deferred hereunder in any taxable year that is prior to the taxable year or years in which such amount would otherwise be actually distributed or made available to the Directors. The Plan shall be administered in a manner that will comply with Section 409A of the Code including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (collectively with the AJCA, the "AJCA Guidance"). Any Plan provisions (including without limitation, those added or amended by the Fourth Amendment) that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by the AJCA Guidance).

     1-A.2 The Committee shall not take any action that would violate any provision of Section 409A of the Code, including any proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (collectively with the AJCA, the "AJCA Guidance"). The Committee is authorized to adopt rules or regulations deemed necessary or appropriate in connection with the AJCA Guidance to anticipate and/or comply with the requirements thereof (including any transition or grandfather rules thereunder).

     1-A.3 The effective date of this Fourth Amendment to the Plan is December
          31, 2004. This Amendment temporarily freezes Supplemental Restoration Benefits and Supplemental Preretirement Surviving Spouse Death Benefits under the Plan effective December 31, 2004, with the intent being that the Company will rescind the freeze upon issuance of the AJCA Guidance.

     1-A.4 Pursuant to the Third Amendment to the Plan, credits to Plan Accounts under Sections 4.1 and 4.2 of the Plan were permanently frozen effective May 31, 2003. The Company does not intent to rescind the freeze of credits to Plan Accounts under Sections 4.1 and 4.2.

     1-A.5 In furtherance of, but without limiting the foregoing:

          (a) Any Supplemental Restoration Benefit or Supplemental Preretirement Surviving Spouse Death Benefit that is deemed to have been deferred
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               prior to January 1, 2005 and that qualifies for "grandfathered"
               status under Section 409A of the Code shall continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A to the Code and shall be subject to the terms and conditions specified in the Plan as in effect prior to January 1, 2005. In particular, to the extent permitted under the AJCA Guidance, each Participant's Supplemental Restoration Benefit and each surviving spouse's Supplemental Preretirement Surviving Spouse Death Benefit that was accrued (and, only if required under the AJCA Guidance, vested) prior to January 1, 2005 shall be considered "grandfathered" under Section 409A of the Code and shall be paid under the terms of the Plan as in effect prior to January 1, 2005.

          (b) All credits to Plan Accounts under Sections 4.1 and 4.2 of the Plan that are deemed to have been deferred prior to January 1, 2005 and that qualify for "grandfathered" status under Section 409A of the Code shall continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A to the Code and shall be subject to the terms and conditions specified in the Plan as in effect prior to January 1, 2005. In particular, to the extent permitted under the AJCA Guidance, all credits to Plan Accounts under Sections 4.1 and 4.2 of the Plan and earnings thereon credited to Plan Accounts under Section 4.3 of the Plan shall be considered "grandfathered" under Section 409A of the Code and shall be paid under the terms of the Plan as in effect prior to January 1, 2005."

                                      III.

          Section 3.1 of the Plan is hereby amended by the addition of the following new paragraph at end thereof to read as follows:

     "Notwithstanding the foregoing or any other provision of the Plan to the contrary, all Supplemental Restoration Benefits and Supplemental Preretirement Surviving Spouse Death Benefits under the Plan are temporarily frozen as of December 31, 2004. In furtherance of, but without limiting the foregoing, a Participant shall not receive credit under this Plan for any eligible earnings that are earned after December 31, 2004 (even if such eligible earnings are taken into account for purposes of determining Pension Plan Benefits hereunder). The Company intends that the Supplemental Restoration Benefits and Supplemental Preretirement Surviving Spouse Death Benefits that are accrued (and, only if required under the AJCA Guidance, vested) on or before December 31, 2004 will qualify for "grandfathered" status under the AJCA and will continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A to the Code."
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                                       IV.

          Section 7.7 of the Plan is hereby amended in its entirety to read as follows:

"7.7 Benefit Claims and Appeals Procedure.

     (a) Any Participant or beneficiary who believes that he is entitled to receive a benefit under the Plan which he has not received may file with the Committee a written claim specifying the basis for his claim and the facts upon which he relies in making such a claim. Such a claim must be signed by the claimant or his duly authorized representative (the "Claimant").

     (b) Whenever the Committee denies (in whole or in part), a claim for benefits filed by a Claimant, the Committee shall transmit a written notice of such decision to the Claimant, within 90 days after such claim was filed (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the Claimant within the first 90 day period). Such notice shall be written in a manner calculated to be understood by the Claimant and shall state (1) the specific reason(s) for the denial of the claim, (2) specific reference(s) to pertinent provisions of the Plan on which the denial of the claim was based, (3) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary, and (4) an explanation of the Plan's review procedures under Subsection (c) below and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") following an adverse benefit determination on review.

     (c) Within 60 days after the denial of his claim, the Claimant may request that the claim denial be reviewed by filing with the Committee a written request therefor. If such an appeal is not filed within this 60-day limit, the Claimant shall be deemed to have agreed with the Committee's denial of the claim. If such an appeal is so filed within such 60-days, a named fiduciary designated by the Committee shall (1) conduct a full and fair review of such claim and (2) mail or deliver to the Claimant a written decision on the matter based on the facts and pertinent provisions of the Plan within a period of 60 days after the receipt of the request for review unless special circumstances require an extension of time, in which case such decision shall be rendered not later than 120 days after receipt of such request. If an extension of time for review is required, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. Such decision shall (1) be written in a manner calculated to be understood by the Claimant, (2) state the specific reason(s) for the decision, (3) make specific reference(s) to pertinent provisions of the Plan on which the decision is based and (4) to the extent permitted by applicable law, be final and binding on all interested persons. During such full review, the Claimant shall be
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     given an opportunity to review documents that are pertinent to the
     Claimant's claim and to submit issues and comments in writing. In addition, the notice of adverse determination shall also include statements that (1) the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's claim for benefits and (2) a statement of the Claimant's right to bring an action under Section 502(a) of ERISA."

     EXECUTED this 1st day of March, 2005.

                                        POLYONE CORPORATION


                                        By: /s/ Kenneth M. Smith
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                                            Kenneth M. Smith
                                            Vice President and
                                            Chief Human Resources Officer